UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2007

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, at the Annual Meeting of Shareholders of Golfsmith International Holdings, Inc. (the "Company"), Thomas Berglund, Roberto Buaron, Glenda Chamberlain, James Grover, Martin Hanaka, Thomas G. Hardy, Marvin E. Lesser, James Long, Lawrence Mondry, James D. Thompson and Noel Wilens were each elected to serve on the Board, effectively immediately, until the next Annual Meeting of Shareholders. Charles Shaw, Chairman emeritus, resigned from his position on the Board of Directors of the Company (the "Board") to pursue other interests, effectively immediately. Mr. Shaw was a member of the Company’s Compensation Committee and the Company’s Nominating Committee. Mr. Shaw’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

In addition, at the Company’s Annual Meeting of Shareholders on May 10, 2007, the shareholders of record ratified the Board’s selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2007.

At a meeting of the Board on May 10, 2007, in order to comply with independence requirements of the NASDAQ Stock Market and the U.S. Securities and Exchange Commission, the Audit Committee of the Board of Directors was reconstituted as follows:

• Marvin Lesser, an independent director, financial expert and Audit Committee Chairman;
• Glenda Chamberlain, an independent director and financial expert; and
• Lawrence Mondry, an independent director.

Due to Mr. Shaw’s departure, the Board reconstituted the Compensation Committee of the Board of Directors as follows:

• Martin Hanaka, an independent director and Compensation Committee Chairman; and
• Noel Wilens.

Additionally, due to Mr. Shaw’s departure, the Board reconstituted the Nominating Committee of the Board of Directors as follows:

• Noel Wilens, Nominating Committee Chairman;
• Roberto Buaron; and
• Martin Hanaka, an independent director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

May 14, 2007	By:	James D. Thompson

Name: James D. Thompson
Title: President and Chief Executive Officer